EXHIBIT 10.7

COMMERCIAL PLEDGE AGREEMENT

Principal	Loan Date	Maturity	Loan No.	Call/Coll	Account	Officer	Initials
$8,000,000.00	03-18-2008	03-18-2018	7004400	Stock

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "***" has been omitted due to text length limitations.

Borrower:	BELVEDERE SOCAL	Lender:	PACIFIC COAST BANKERS' BANK
	One Maritime Plaza, Suite 826		340 Pine Street, Suite 401
	San Francisco, CA 94111		San Francisco, CA 94104

THIS COMMERCIAL PLEDGE AGREEMENT (this "Agreement") dated March 18, 2008, is made and executed by BELVEDERE SOCAL, California corporation ("Grantor"), to and in favor of PACIFIC COAST BANKERS' BANK ('Lender").

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security interest in the Collateral to secure the indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights that Lender may have by law.

COLLATERAL DESCRIPTION. The word "Collateral" as used In this Agreement means all of Grantor's right, title, and interest in and to the following described property, whether existing now or later existing and whether tangible or intangible in character:

(A)	100% of the capital stock of each of Professional and Spectrum (collectively, the "Bank Stock").

(B)	All records relating to any of the property described in this "Collateral" section, whether in the form of a writing, microfilm, microfiche, or electronic media.

(C)	All Income and Proceeds from any of the property described in this "Collateral" section.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. Grantor represents and warrants to Lender that:

Ownership. Grantor is the lawful owner of the Collateral free and clear of all security interests, liens, encumbrances, and claims of others except as disclosed to and accepted by Lender in writing prior to execution of this Agreement.

Authority; Right to Pledge. Grantor has the full right, power, and authority to enter into this Agreement and to pledge and grant a security interest in the Collateral to Lender.

Binding Effect This Agreement is binding upon Grantor as well as Grantor's successors and assigns, and is legally enforceable In accordance with its terms. The foregoing representations and warranties, and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is terminated or cancelled as provided herein.

No Further Assignment Grantor has not, and shall not, sell, assign, transfer, encumber, or otherwise dispose of any of Grantor's rights in the Collateral except as expressly provided in this Agreement or in the Loan Agreement.

No Defaults. There are no defaults existing under the Collateral, and there are no offsets or counterclaims to the same. Grantor will strictly and promptly perform each of the terms, conditions, covenants, and agreements, if any, contained in the Collateral that are to be performed by Grantor.

No Violation. The execution and delivery of this Agreement will not violate any law, regulation, or agreement governing Grantor or either Bank or to which Grantor or either Bank is a party, and neither Grantor's nor either Bank's certificate or articles of incorporation and bylaws prohibit any term or condition of this Agreement.

Financing Statements. Grantor authorizes Lender to file a UCC financing statement or, alternatively, a copy of this Agreement to perfect Lender's security interest in the Collateral. At Lender's request, Grantor additionally agrees to sign all other documents that are necessary or desirable in Lender's sole discretion to perfect, protect, and continue Lender's security interest in the Collateral. Grantor will pay all filing fees, title transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such fees and costs. Grantor irrevocably appoints Lender to execute documents necessary to transfer title if there is a default. If Grantor changes Grantor's name or address, or the name or address of any person granting a security interest under this Agreement changes, Grantor will promptly notify the Lender of such change.

LENDER'S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE COLLATERAL. Lender may hold the Collateral until all Indebtedness has been paid and satisfied. Thereafter Lender may deliver the Collateral to Grantor or to any other owner of the Collateral. Lender shall have the following rights in addition to all other rights Lender may have by law:

Maintenance and Protection of Collateral. Lender may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, store, or care for the Collateral, including paying of any liens or claims against the Collateral. This may include such things as hiring other people, such as attorneys, appraisers or other experts. Lender may charge Grantor for any cost incurred in so doing.

Income and Proceeds from the Collateral. Lender may receive all Income and Proceeds and add it to the Collateral; provided, however, that so long as no Event of Default exists, or, with the passage of time or the giving of notice, would exist, Grantor may receive and retain dividends paid on the Bank Stock as and to the extent necessary to enable Grantor (1) to make payments of interest and principal under the Note; and (2) to make payments of reasonable management fees for Grantor to Grantor's managers on the same general terms as the same are being paid as of the date hereof, Except as expressly permitted by the preceding sentence, Grantor will to deliver to Lender immediately upon receipt, in the exact form received and without commingling with other property, all Income and Proceeds from the Collateral that may be received by, paid, or delivered to Grantor or for Grantor's account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the Collateral.

Application of Cash. Except as expressly permitted under clause (2) of the 'Income and Proceeds from the Collateral' subsection above, at Lender's option, Lender may apply any cash, whether included in the Collateral or received as Income and Proceeds or through liquidation, sale, or retirement, of the Collateral, to the satisfaction of the Indebtedness or such portion thereof as Lender shall choose, whether or not matured.

Transactions with Others. Lender may (1) extend time for payment or other performance, (2) grant a renewal or change In terms or conditions, or (3) compromise, compound or release any obligation, with any one or more Obligors, endorsers, or Guarantors of the Indebtedness as Lender

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deems advisable, without obtaining the prior written consent of Grantor, and no such act or failure to act shall affect Lenders rights against Grantor or the Collateral.

All Collateral Secures Indebtedness. All Collateral shall be security for the indebtedness, whether the Collateral is located at one or more offices or branches of Lender. This will be the case whether or not the office or branch where Grantor obtained Grantor's loan knows about the Collateral or relies upon the Collateral as security.

Collection of Collateral. Lender at Lender's option may, but need not, collect the Income and Proceeds directly from the Obligors. Grantor authorizes and directs the Obligors, if Lender decides to collect the Income and Proceeds, to pay and deliver to Lender all Income and Proceeds from the Collateral and to accept Lender's receipt for the payments.

Power of Attorney. Grantor irrevocably appoints Lender as Grantor's attorney-in-fact, with full power of substitution, (1) to demand, collect, receive, receipt for, sue and recover all Income and Proceeds and other sums of money and other property which may now or hereafter become due, owing or payable from the Obligors in accordance with the terms of the Collateral; (2) to execute, sign and endorse any and all instruments, receipts, checks, drafts and warrants issued in payment for the Collateral; (3) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Grantor, execute and deliver Grantor's release and acquittance for Grantor; (4) to file any claim or claims or to take any action or institute or take part in any proceedings, either in Lender's own name or In the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable, and (5) to execute in Grantor's name and to deliver to the Obligors on Grantor's behalf, at the time and in the manner specified by the Collateral, any necessary instruments or documents.

Perfection of Security Interest. Upon Lender's request, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral. When applicable law provides more than one method of perfection of Lender's security interest, Lender may choose the method(s) to be used. Upon Lender's request, Grantor will sign and deliver any writings necessary to perfect Lender's security interest. If any of the Collateral consists of securities or other investment property for which no certificate has been issued, Grantor agrees, at Lender's option, either to request issuance of an appropriate certificate or to execute appropriate instructions on Lender's forms instructing the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records, by book-entry or otherwise, Lender's security interest in the Collateral. Grantor hereby appoints Lender as Grantor's Irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of filings of other secured parties. Grantor also will execute any additional documents, including a control agreement or blank stock or bond powers, necessary to perfect Lender's security interest as Lender may desire.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including Borrower's failure to discharge or pay when due any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents, Lender on Borrower's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures Incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrower. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment that will be due and payable at the Note's maturity.

LIMITATIONS ON OBLIGATIONS OF LENDER. Lender shall use ordinary reasonable care in the physical preservation and custody of the Collateral in Lender's possession, but shall have no other obligation to protect the Collateral or its value. In particular, but without limitation, Lender shall have no responsibility for (A) any depreciation in value of the Collateral or for the collection or protection of any Income and Proceeds from the Collateral; (B) preservation of rights against parties to the Collateral or against third persons; (C) ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any of the Collateral; or (0) informing Grantor about any of the above, whether or not Lender has or is deemed to have knowledge of such matters. Except as provided above, Lender shall have no liability for depreciation or deterioration of the Collateral.

DEFAULT. Each of the following shall constitute an event of default (an "Event of Default') under this Agreement:

Payment Default. Grantor fails to make any payment when due under the Indebtedness.

Other Defaults. Grantor fails to comply with or to perform, or defaults under or breaches, any other term, obligation, covenant, or condition contained in this Agreement, in the Loan Agreement, or in any of the other Related Documents, or fails to comply with or to perform, or defaults under or breaches, any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

Cure Provisions. If any default, other than a default in payment, is curable and if Grantor has not been given a notice of a similar default within the preceding twelve (12) months, such default may be cured if Grantor, after receiving written notice from Lender demanding cure of such default (1) cures such default within thirty (30) days; or (2) if the cure of such default requires more than thirty (30) days, immediately initiates steps that Lender deems in Lender's sole discretion to be sufficient to cure such default and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default, at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness. Declare all indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor.

Collect the Collateral. Collect any of the Collateral and, at Lender's option and to the extent permitted by applicable law, retain possession of the Collateral while suing on the Indebtedness.

Sell the Collateral. Sell the Collateral, at Lender's discretion, as a unit or in parcels, at one or more public or private sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give or mail to Grantor, and other persons as required by law, notice at least ten (10) days in advance of the time and place of any public sale, or of the time after which any private sale may be made. However, no notice need be provided to any person who, after an Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale. Grantor agrees that any requirement of reasonable notice as to Grantor is satisfied if Lender mails notice by ordinary mail addressed to Grantor at the last address Grantor has given Lender in writing. If a public

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sale is held, there shall be sufficient compliance with all requirements of notice to the public by a single publication in any newspaper of general circulation in the county where the Collateral is located, setting forth the time and place of sale and a brief description of the property to be sold. Lender may be a purchaser at any public sale.

Sell Securities. Sell any securities included in the Collateral in a manner consistent with applicable federal and state securities laws. If, because of restrictions under such laws, Lender is unable, or believes Lender is unable, to sell the securities in an open market transaction, Grantor agrees that Lender will have no obligation to delay sale until the securities can be registered. Then Lender may make a private sale to one or more persons or to a restricted group of persons, even though such sale may result in a price that is less favorable than might be obtained in an open market transaction. Such a sale will be considered commercially reasonable. If any securities held as Collateral are 'restricted securities' as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or the rules of state securities departments under state "Blue Sky" laws, or if Grantor or any other owner of the Collateral is an affiliate of the issuer of the securities, Grantor agrees that neither Grantor, nor any member of Grantor's family, nor any other person signing this Agreement will sell or dispose of any securities of such issuer without obtaining Lender's prior written consent.

Rights and Remedies with Respect to Investment Property, Financial Assets and Related Collateral. In addition to other rights and remedies granted under this Agreement and under applicable law, Lender may exercise any or all of the following rights and remedies: (1) register with any issuer or broker or other securities intermediary any of the Collateral consisting of investment property or financial assets (collectively herein, Investment property") in Lender's sole name or in the name of Lender's broker, agent or nominee; (2) cause any issuer, broker or other securities intermediary to deliver to Lender any of the Collateral consisting of securities, or investment property capable of being delivered; (3) enter Into a control agreement or power of attomey with any issuer or securities intermediary with respect to any Collateral consisting of investment property, on such terms as Lender may deem appropriate, in its sole discretion, including without limitation, an agreement granting to Lender any of the rights provided hereunder without further notice to or consent by Grantor, (4) execute any such control agreement on Grantor's behalf and in Grantor's name, and hereby irrevocably appoints Lender as agent and attorney-in-fact, coupled with an interest, for the purpose of executing such control agreement on Grantor's behalf; (5) exercise any and all rights of Lender under any such control agreement or power of attorney; (6) exercise any voting, conversion, registration, purchase, option, or other rights with respect to any Collateral; (7) collect, with or without legal action, and issue receipts concerning any notes, checks, drafts, remittances or distributions that are paid or payable with respect to any Collateral consisting of investment property. Any control agreement entered with respect to any investment property shall contain the following provisions, at Lender's discretion, Lender shall be authorized to instruct the issuer, broker or other securities intermediary to take or to refrain from taking such actions with respect to the investment property as Lender may instruct, without further notice to or consent by Grantor. Such actions may include without limitation the issuance of entitlement orders, account instructions, general trading or buy or sell orders, transfer and redemption orders, and stop loss orders. Lender shall be further entitled to instruct the issuer, broker or securities intermediary to sell or to liquidate any investment property, or to pay the cash surrender or account termination value with respect to any and all investment property, and to deliver all such payments and liquidation proceeds to Lender. Any such control agreement shall contain such authorizations as are necessary to place Lender in "control" of such investment collateral, as contemplated under the provisions of the Uniform Commercial Code, and shall fully authorize Lender to issue "entitlement orders" concerning the transfer, redemption, liquidation or disposition of investment collateral, In conformance with the provisions of the Uniform Commercial Code.

Foreclosure. Maintain a judicial suit for foreclosure and sale of the Collateral.

Transfer Title. Effect transfer of title upon sale of all or part of the Collateral. For this purpose, Grantor irrevocably appoints Lender as Grantor's attorney-in-fact to execute endorsements, assignments and instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

Other Rights and Remedies. Have and exercise any or all of the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

Application of Proceeds. Apply any cash which is part of the Collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expenses, including any costs for registration of securities, commissions Incurred in connection with a sale, attorneys' fees and court costs, whether or not there is a lawsuit and including any fees on appeal, incurred by Lender in connection with the collection and sale of such Collateral and to the payment of the Indebtedness of Grantor to Lender, with any excess funds to be paid to Grantor as the interests of Grantor may appear. Grantor agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the Collateral to the Indebtedness.

Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Applicability of Certain Provisions of Loan Agreement_ Various provisions of the Loan Agreement apply to and govern this Agreement, including the "Right of Setoff, "Amendments", "Arbitration", "Attorneys' Fees and Lender's Expenses", "Governing Law", 'Choice of Venue", 'No Waiver by Lender, 'Notices", "Severability, "Successors and Assigns", and "Time Is of the Essence" sections or subsections thereof, all as more specifically set forth therein.

Preference Payments. Any monies Lender pays because of an asserted preference claim in Grantor's bankruptcy will become a part of the Indebtedness and, at Lender's option, shall be payable by Grantor as provided in this Agreement.

Waiver of Co-Obligor's Rights. If more than one person is obligated for the Indebtedness, Grantor irrevocably waives, disclaims and relinquishes all claims against such other person which Grantor has or would otherwise have by virtue of payment of the Indebtedness or any pad thereof, specifically including but not limited to all rights of indemnity, contribution or exoneration,

DEFINITIONS, The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used In the singular shall include the plural, and the plural shall include the singular, as the context may require. "Including' and the like are not limiting; and "or is not exclusive, Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

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Agreement The word 'Agreement" means this Commercial Pledge Agreement, as this Commercial Pledge Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Pledge Agreement from time to time.

Banks. The word "Banks" means (i) until Spectrum has been merged with and into Professional, Spectrum and Professional; and (ii) thereafter, Professional. For the avoidance of doubt, after such merger, references herein to each of the Banks', "each Bank", and the like shall be deemed to mean Professional alone.

Borrower. The word "Borrower' means BELVEDERE SOCAL, a California corporation, and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Collateral. The word "Collateral" means all of Grantors right, title and interest in and to all the Collateral as described in the "Collateral Description' section above.

Event of Default. The words "Event of Default" mean any of the events of default set forth In the "Default" section above. Grantor. The word "Grantor' means Borrower.

Guaranty. The word "Guaranty" means the guaranty from a guarantor, endorser, surety, or accommodation party to Lender, including a guaranty of all or part of the Note.

Income and Proceeds. The words "Income and Proceeds' mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monies, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different par value or no par value Issued in substitution or exchange for shares included in the Collateral, and all other property Grantor is entitled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, and general intangibles.

Indebtedness. The word indebtedness' means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with alt other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents.

Lender. The word "Lender" means PACIFIC COAST BANKERS' BANK, its successors and assigns.

Loan Agreement. The words 'Loan Agreement" mean the certain Business Loan Agreement of even date herewith made by Borrower and Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for such loan agreement.

Note. The word "Note" means the Note executed by Borrower of even date herewith in the principal amount of $8,000,000.00 to the order of Lender, together with all renewals of, extensions of, modifications of refinancings of, consolidations of, and substitutions for such note.

Obligor. The word "Obligor" means without limitation any and all persons obligated to pay money or to perform some other act under the Collateral.

Professional. The word "Professional' means Professional Business Bank, a California banking corporation.

Related Documents. The words 'Related Documents' mean all promissory notes, credit agreements, loan agreements, environmental agreements, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Spectrum. The word "Spectrum" means Spectrum Bank, a California banking corporation,

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL PLEDGE AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED MARCH 18, 2008.

BORROWER:

BELVEDERE SOCAL,
California corporation

By: /s/ William Baribault	By: /s/ Michael McCall
William Baribault, Chief Executive Officer	Michael McCall, Chief Financial Officer